EXHIBIT 10.2
SECOND AMENDMENT
TO THE
PNM RESOURCES, INC.
EXECUTIVE SAVINGS PLAN II

Effective as of December 15, 2004, PNM Resources, Inc. (the “Company”) adopted the PNM Resources, Inc. Executive Savings Plan II (the “Plan”). The Plan was subsequently amended on one occasion. Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”) imposes a number of requirements on non-qualified deferred compensation plans such as the ESP II. The transitional rules governing the implementation of Section 409A allow for amendment of any non-qualified deferred compensation plan to allow participants to make new payment elections with respect to both the time and form of payment of amounts due under such plan without such election being treated as a change in the timing and form of payment under Section 409A(a)(4) or an acceleration of a payment under Section 490A(a)(3), provided that such amendment is adopted and the participants make any applicable elections on or before December 31, 2006. By this instrument, the Company now desires to amend the Plan to allow participants to make such a change to their elections on or before December 31, 2006.

1. This Second Amendment shall be effective as of September 26, 2006.

2. This Second Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.

3. Section 6.3 (Form of Distribution) of the Plan is hereby amended by adding the following new paragraph (e) to the end thereof:

(e) Changes to Distribution Elections Prior to December 31, 2006. Notwithstanding any provision herein to the contrary, a Participant may file a new Distribution Election Form on or before December 31, 2006 in which the Participant elects to change the time of a payment elected by the Participant or the form of payment elected by the Participant, provided that such change in election may apply only to amounts payable in 2007 or later and provided further that such change in election does not cause an amount to be paid in 2006 that would not otherwise be payable in 2006. Any change in election made pursuant to this Section 6.3(e) will not be subject to the restrictions set forth in Section 6.3(d) (Changes in Time and Form of Distribution).

EXHIBIT 10.2

IN WITNESS WHEREOF, PNM Resources, Inc. has caused this Second Amendment to be executed as of this 29th day of September 2006.

PNM RESOURCES, INC.

By:	/s/ Alice A. Cobb

Its: SVP, Chief Administrative Officer

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